                                                                      EXHIBIT 11

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

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
                                                                    FOR THE YEAR ENDED
                                                          ---------------------------------------
                                                          OCTOBER 28,   OCTOBER 29,   OCTOBER 30,
                                                             1995          1994          1993
                                                          -----------   -----------   -----------
Primary:
     Net income.......................................... $21,374,000   $ 9,943,000   $ 8,227,000
                                                          ===========   ===========   ===========
     Average shares outstanding..........................   9,805,624     9,861,110     9,712,437
     Add:
          Average common stock equivalent outstanding....   1,553,175     1,536,467     1,824,104
     Less:
          Shares assumed repurchased under the treasury
            stock method.................................    (552,364)     (677,141)     (717,090)
                                                          -----------   -----------   -----------
               TOTAL.....................................  10,806,435    10,720,436    10,819,451
                                                          -----------   -----------   -----------
     Per share amount.................................... $      1.98   $       .93   $       .76
                                                          ===========   ===========   ===========
Fully Diluted:
     Net income.......................................... $21,374,000   $ 9,943,000   $ 8,227,000
                                                          ===========   ===========   ===========
     Average shares outstanding..........................   9,805,624     9,861,110     9,712,437
     Add:
          Average common stock equivalent outstanding....   1,625,637     1,573,274     1,836,412
     Less:
          Shares assumed repurchased under the treasury
            stock method.................................    (537,531)     (686,553)     (705,427)
                                                          -----------   -----------   -----------
               TOTAL.....................................  10,893,730    10,747,831    10,843,422
                                                          ===========   ===========   ===========
     Per share amount.................................... $      1.96   $       .93   $       .76
                                                          ===========   ===========   ===========
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